Exhibit 99.1

ANCESTRY.COM LLC REPORTS PRELIMINARY 2013 RESULTS

PROVO, Utah – January 29, 2014 – Ancestry.com LLC (the “Company”), the world’s largest online family history resource, today is releasing preliminary financial performance data for the year ended December 31, 2013. This data is being released in connection with today’s announcement of a proposed follow-on offering of $100.0 million aggregate principal amount of 9.625% / 10.375% senior notes due 2018 (the “Notes”) by the Company’s parent company, Ancestry.com Holdings LLC, a Delaware limited liability company (the “Parent”).

Selected Preliminary Financial Data for the Full Year Ended December 31, 2013

•	Total revenues are expected in the range of approximately $539.4 million to $541.4 million.

•	Non-GAAP revenues[1] are expected in the range of approximately $560.5 million to $562.5 million.

•	Net loss is expected in the range of approximately $78.1 million to $81.6 million.

•	Adjusted EBITDA[2] is expected in the range of approximately $210.5 million to $212.5 million, which includes approximately $5.5 million of non-recurring transaction and litigation expenses.

•	Further adjusted EBITDA[3] is expected in the range of approximately $219.5 million to $223.0 million.

•	Cash and cash equivalents are expected to total approximately $86.5 million as of December 31, 2013.

•	Obligations under long-term debt[4] are expected to total approximately $922.1 million as of December 31, 2013.

•	Capital expenditures are expected to be approximately $48 million.

•	Ancestry.com subscribers: Total subscribers of Ancestry.com branded websites totaled approximately 2,140,000 as of December 31, 2013.

Ancestry.com expects to release final financial results for the full year 2013 on February 20, 2014, after the market closes.

Use of Non-GAAP Measures

The Company believes that non-GAAP revenues, adjusted EBITDA and further adjusted EBITDA are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. Non-GAAP revenues are calculated by adding the effects of non-cash adjustments to revenue from purchase accounting for the transaction.5 In the case of adjusted EBITDA, net income (loss) is adjusted for such expenses as non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense, net; income tax expense (benefit); non-cash charges including depreciation, amortization and stock-based compensation expense; and expenses associated with the transaction. Further adjusted EBITDA is calculated by adding to adjusted

[1]	Non-GAAP revenues are defined as the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the transaction. Non-GAAP revenues are calculated as total revenues plus the effects of non-cash adjustments to revenue from purchase accounting. See “Use of Non-GAAP Measures” for a reconciliation to the GAAP equivalent of this non-GAAP measure.
[2]	Adjusted EBITDA is defined as net income (loss) plus non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense, net; income tax expense (benefit); non-cash charges including depreciation, amortization and stock-based compensation expense; and expenses associated with the transaction. See “Use of Non-GAAP Measures” for a reconciliation to the GAAP equivalent of this non-GAAP measure.
[3]	Further adjusted EBITDA is defined as adjusted EBITDA plus certain items that are non-recurring or are not related to the core operations of the Company. See “Use of Non-GAAP Measures” for a reconciliation to the GAAP equivalent of this non-GAAP measure.
[4]	This amount does not include $300.0 million in senior unsecured PIK notes issued by the Parent in September 2013 and the additional PIK notes to be issued by the Parent in the proposed offering announced today. While not required, Ancestry.com LLC intends to make dividends to the Parent in order to fund cash interest payments of these notes.
[5]	The transaction refers to the acquisition of Ancestry.com Inc. by a company controlled by Permira funds and co-investors. The transaction was consummated on December 28, 2012.

EBITDA certain items that are non-recurring or are not related to the core operations of the Company. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, total revenues, net income (loss) or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

The Company uses non-GAAP revenues, adjusted EBITDA and further adjusted EBITDA as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; and in communications with its operating committee concerning its financial performance. The Company also uses non-GAAP revenues and adjusted EBITDA as factors when determining the incentive compensation pool.

	Estimated Range For The Year Ended December 31, 2013
	2013 (Estimated Low)	2013 (Estimated High)
	(unaudited) (in thousands)
Reconciliation of adjusted EBITDA and further adjusted EBITDA to net income (loss):
Net loss	$(78,100)	$(81,600)
Non-cash revenue adjustment(1)	21,100	21,100
Interest expense, net	96,000	100,000
Other expense, net	500	1,000
Income tax benefit	(64,000)	(67,000)
Depreciation	16,500	17,500
Amortization	210,500	213,000
Stock-based compensation expense	8,000	8,500

Adjusted EBITDA(2)	$210,500	$212,500

Non-recurring expenses	7,000	8,000
Payment to Sponsors	1,500	1,500
Other costs	500	1,000

Further adjusted EBITDA(3)	$219,500	$223,000

(1)	Represents non-cash adjustments to revenue or the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the transaction.
(2)	Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense, net; income tax expense (benefit); non-cash charges including depreciation, amortization and stock-based compensation expense; and expenses associated with the transaction.
(3)	Further adjusted EBITDA. We define further adjusted EBITDA as adjusted EBITDA plus certain items that are non-recurring or are not related to the core operations of the Company.

For the year ended December 31, 2013, non-recurring expenses are expected to consist of approximately $5.5 million of professional services related to litigation, establishing our new corporate structure, registering the 11.00% senior notes 2020 with the SEC and the dividend declared in September 2013 by the Parent and costs related to the settlement of litigation and approximately $2.0 million of one-time business consulting services and other non-recurring costs.

Payment to Sponsors represents estimated payments to our Sponsors made during the year ended December 31, 2013, pursuant to our management agreement with certain of the Sponsors. “Sponsors” refers to Permira Advisers L.L.C., Spectrum Equity Investors V, L.P., the co-investors and each of their affiliates, but not including any of their portfolio companies.

Other costs consists of employee severance costs, impairment of content, costs related to acquisitions, estimated public to private cost savings, estimated integration cost savings with respect to our acquisition of Archives.com in August 2012 and other costs partially offset by a non-cash gain on a reversal of sales tax accruals expensed in prior periods.

	Estimated Range For The Year Ended December 31, 2013
	2013 (Estimated Low)	2013 (Estimated High)
	(in thousands) (unaudited)
Reconciliation of non-GAAP revenues to total revenues:
Total revenues	$539,400	$541,400
Non-cash revenue adjustment(1)	21,100	21,100

Non-GAAP revenues	$560,500	$562,500

(1)	Represents non-cash adjustments to revenue or the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the transaction.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with approximately 2.7 million paying subscribers across all its websites. More than 12 billion records have been added to the Ancestry.com sites and users have created more than 54 million family trees containing more than 5 billion profiles. In addition to its flagship site www.ancestry.com, the company operates several Ancestry international websites along with a suite of online family history brands, including Archives.com, Fold3.com and Newspapers.com, all designed to empower people to discover, preserve and share their family history.

The contents of our websites are not incorporated in, or otherwise to be regarded as part of, this press release.

Forward-Looking Statements

The preliminary financial and operating results for the year ended December 31, 2013 are forward-looking statements based on preliminary estimates and reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates and from past results, performance or achievements. Such preliminary results are subject to finalization of our annual financial and accounting procedures and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and audited by our auditors. Consequently, there can be no assurances that the actual financial and operating results for the year ended December 31, 2013 will be identical to the preliminary estimates set forth above, and any variation between our actual results and the estimates set forth above may be material. In addition, such results do not purport to indicate our results of operations for any future period beyond the year ended December 31, 2013. Our auditors have not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, our auditors do not express an opinion or any other form of assurance with respect thereto. We do not expect to disclose publicly whether or not our preliminary financial and operating results have changed, or to update such results, other than through the release of actual results in the ordinary course of business. Our consolidated interim condensed financial statements for the year ending December 31, 2013 are not expected to be filed with the SEC until after this offering is completed.

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, future earnings, growth and financial and operating performance, its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; continued service outages or a significant disruption in service on its websites; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s substantial debt obligations as a result of the acquisition of the Company by a company controlled by the Permira funds and co-investors; its intention to pay dividends to the Parent; the availability of cash and credit; the adverse impact of competitive product announcements; failure to achieve anticipated revenues, adjusted EBITDA and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in Exhibit 99.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on the date hereof, and in discussions in other of our Securities and Exchange Commission filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Contact:

Media:	Investors:

Heather Erickson	Mike Houston

(801) 705-7104	(801) 705-7942

herickson@ancestry.com	mhouston@ancestry.com